                                                                    Exhibit 99.1

For Immediate Release

Investors:                                 Press & Media:
Frank Connolly                             Regina Milano
(203) 299-7157                             (203) 299-7333
fconnolly@modemmedia.com                   rmilano@modemmedia.com
------------------------

Modem Media Reports Continued Revenue Growth in the First Quarter of 2004

NORWALK, Conn., April 29, 2004 (BUSINESS WIRE) -- Modem Media, Inc. (NASDAQ:
MMPT), a leading interactive marketing firm, today announced its operating results for the first quarter ended March 31, 2004.

Included in the highlights for the quarter are:

     o    Second consecutive quarter of year-to-year revenue growth

     o    Continued strong profits and cash flow

     o Acquisition of five new clients, including British United Provident Association (BUPA), the UK's largest and most respected private health insurance and services provider, Charles Schwab, PricewaterhouseCoopers and Spiegel

     o    Expansion of the Company's AOL relationship

     o    Scheduled closing of Brazil office in the second quarter

President and CEO, Marc Particelli, said, "Our continued investment in growth is yielding some great results, as evidenced by our new client wins and a strong pipeline. We are well-positioned for the remainder of this year, and are confident in being on track to achieve our growth targets for 2004."

First Quarter Results

Revenue for the first quarter of 2004 totaled $15.3 million compared with $14.5 million for the first quarter of 2003. The favorable impact of foreign exchange rates improved the quarter's revenue by $0.4 million compared with the first quarter of last year. Operating income for the first quarter of 2004 was $1.2 million compared with $0.9 million for the first quarter of 2003.

Net income was $0.7 million, or $0.03 per diluted share, for the first quarter of 2004 compared with $0.6 million, or $0.02 per diluted share, for the first quarter of 2003.

Cash, cash equivalents and marketable securities were $57.0 million at March 31, 2004, an increase of $0.9 million compared to $56.1 million at December 31, 2003, principally due to proceeds from the exercise of employee stock options and the release of funds held as security for our San Francisco office lease partially offset by cash used in operations.

Guidance






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In the second quarter of 2004, the Company expects to recognize a charge due to the closing of the Brazil office, which will be included in discontinued operations, net of tax, of approximately $0.6 million or $0.02 per diluted share.

Modem Media expects revenue from continuing operations (which excludes Brazil) in the second quarter of 2004 to be in the upper $15 to $17 million range with earnings from continuing operations of $0.03 to $0.05 per diluted share. The Company's full-year outlook is unchanged with full-year revenue from continuing operations expected to range from $65 to $70 million for 2004 and earnings per diluted share from continuing operations of $0.24 to $0.26. Depreciation is anticipated to be approximately $2.5 million for the full year with capital expenditures for 2004 of approximately $2.0 million.

In conjunction with the earnings release, Marc Particelli, President and CEO, and Frank Connolly, CFO, will host a conference call at 5:00 p.m. eastern time today, April 29, 2004 which will be simulcast on Modem Media's web site, www.modemmedia.com. Individuals may listen to the live call by accessing the web site or using the dial-in information listed below.

Conference Call Dial-In

1-800-237-9752 (Domestic)
617-847-8706 (International)
Participant Code: 80986262


About Modem Media

Founded in 1987, Modem Media (www.modemmedia.com) is an interactive marketing strategy and services firm recognized for the innovation and effectiveness of its work in digital channels. Modem Media helps world class companies realize greater value from their customers by increasing sales and reducing costs across their communications, selling and service activities. The Company builds value for global businesses including Allianz, AOL, Delta Air Lines, General Motors, Heineken USA, Home Depot, IBM, Kraft, Michelin, Philips Electronics, PricewaterhouseCoopers and Sprint. Modem Media's success is rooted in the integration of customer-driven marketing strategies, award-winning creative solutions, and advanced marketing technologies. Modem Media is headquartered in Norwalk, Connecticut, and has additional offices in San Francisco and London.


                                       ###

This press release contains statements that are "forward-looking" within the meaning of applicable federal securities laws, including the Company's expected revenue, earnings per share, net income, profitability, depreciation, capital expenditures, expected charges related to the closing of its office in Brazil, future growth and future client demand, which are all subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ include timing and scope of new projects and client initiatives, demand for the Company's services, spending levels of the Company's clients and prospects, the loss of a major client, pricing pressure for the Company's services, the impact of the continued economic downturn, the cost to defend or settle certain litigations to which the Company is a party, the ability to sublet excess space, the timing and ability of the Company to manage the level of personnel and capacity in the future, dilution from employee options exercised, the timing of capital expenditures, the timing of collections from the Company's client, the timing and cost of closing the Brazil office, including severance costs, and other factors more fully discussed in our filings with the Securities and Exchange Commission, including our Form 10K and 10Qs. Amounts may not add due to rounding.






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                                MODEM MEDIA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited, in thousands, except per share amounts)

                                                                               Three Months Ended
                                                                                    March 31,
                                                                              2004             2003
                                                                            --------         --------

Revenues                                                                   $ 15,294         $ 14,465
Cost of revenues                                                              8,181            7,748
                                                                           --------        ---------
Gross profit                                                                  7,113            6,717
                                                                           --------        ---------
Operating expenses:
     Selling, general and administrative                                      5,415            4,848
     Depreciation and amortization                                              538              931
                                                                          ---------        ---------
         Total operating expenses                                             5,953            5,779
                                                                           --------         --------
Operating income                                                              1,160              938
Interest income                                                                159               155
Other expense, net                                                             (156)            (173)
                                                                        -----------        ----------
Income before income taxes                                                    1,163              920
Provision for income taxes                                                      425              319
                                                                            -------       ----------
Net income                                                                $     738        $     601
                                                                          =========        =========

Basic and diluted per share data:
     Net income                                                            $   0.03         $   0.02
                                                                           ========         ========


Weighted-average number of common shares outstanding:
     Basic                                                                   26,585           25,967
                                                                           ========         ========
     Diluted                                                                 28,197           26,107
                                                                           ========         ========







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                                MODEM MEDIA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)

                                                                            March 31,      December 31,
                                                                              2004             2003
                                                                            ---------      ------------
Cash, cash equivalents and marketable securities                           $  56,965         $ 56,095
Other current assets                                                          18,980           22,293
Non-current assets                                                            64,068           64,547
                                                                            --------          -------
Total assets                                                                $140,013         $142,935
                                                                            ========         ========

Total liabilities                                                          $  36,577         $ 42,286
Total stockholders' equity                                                   103,436          100,649
                                                                            --------         --------
Total liabilities and stockholders' equity                                  $140,013         $142,935
                                                                            ========         ========